Exhibit (3)(ii)

                                     BY-LAWS
                                      -of-
            ELECTRONIC AGRICULTURAL MACHINERY DEVELOPMENT CORPORATION

                                    ARTICLE I

                                     OFFICES

         The principal office of the Corporation in the State of Utah shall be located at 88 West 50 South, #B-5, Centerville, Utah 84014. The Corporation may have other offices, either within or without the State of Utah, as the President of the Corporation may designate or as the business of the Corporation may warrant and require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Annual Meetings. The annual meeting of the shareholders shall be held on the first Saturday in the month of June of each year, beginning with the year 1973 at the hour of 10:00 o'clock a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the date fixed for the annual meeting should be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding Saturday which is not a holiday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. If the election of directors shall not be held on the date designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as may conveniently be called at a special meeting of stockholders.

         Section 2. Special Meetings. Except as otherwise provided by law, special meetings of the stockholders of this Corporation shall be held whenever called by the President or a Vice-President or by the Treasurer or by majority of the Board of Directors or whenever one or more stockholders are entitled to vote and who hold at least 10 percent of the capital stock issued and outstanding shall make written application therefore to the Secretary or an assistant secretary stating the time, place and purpose of the meeting called.

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         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called; the place of meeting shall be the principal office of the Corporation in the State of Utah.

         Section 4. Notice of Stockholders Meetings. Notice of all stockholders meetings stating the time and the place and the objects for which such meetings are called shall be given by the President or a Vice-president or the Treasurer or the secretary or an assistant secretary or by any one or more stockholders entitled to call a special meeting of the stockholders by mail no less than ten days nor more than thirty days prior to the date of the meeting to each stockholder of record at his address as it appears on the stock record books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The person giving such notice shall make an affidavit in relation thereto.

                  Any meeting of which all stock holders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.

         Section 5. Waiver of Notice. Whenever any notice whatever is required to be given by these By-Laws, or the Articles of Incorporation of this Corporation, or by any of the Corporation Laws of the State of Utah, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

         Section 6. Quorum of Stockholders. Except as herein provided and as otherwise provided by law, at any meeting of stockholders a majority in interest of all the capital stock issued and outstanding represented by stockholders of record in person or by proxy shall constitute a quorum, but a less interest may adjourn any meeting and the meeting may be held as adjourned without further notice; provided, however, that directors shall not be elected at the meeting so adjourned. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. Closing of Transfer Books or Fixing Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or

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shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a period not to exceed in any case five days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least two days immediately preceding the date determined to be the date of record. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and in case of a meeting of shareholders no less than 20 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be deemed the date of record for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 8. Voting Lists. The officer or agent having charge of the stock transfer books for the shares of the Corporation shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the addresses of and the number of shares held by each shareholder, which list for a period of five days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection by any shareholder at any time during normal business hours. Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting, the original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such lists or transfer books or to vote at any meeting of shareholders.

         Section 9. Proxy and Voting Stockholders of record may vote at any meeting either in person or by proxy in writing which shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of 11 months from the date of its execution unless the stockholder executing it shall have specified therein the length of time said proxy is to continue in force, which shall be for some limited period of time. Each shareholder, except as otherwise provided, shall be entitled to one vote for each share of capital stock held by him.


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                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and the affairs of the Corporation shall be managed by its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of directors shall be not less than three nor more than fifteen. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

         Section 3. Election of Board of Directors. The Board of Directors shall be chosen by ballot at the annual meeting of stockholders or at any meeting held in place thereof as provided by law.

         Every election of directors by the stockholders shall be conducted by two inspectors, neither of whom shall be a candidate for the office of director, appointed by the presiding officer of the meeting, but inspectors of the first election of directors and all previous meetings of the stockholders shall be appointed by the Board of Directors. Before entering upon the discharge of their duties the inspectors shall be sworn as provided by law. The appointment of such inspectors may be waived by the unanimous consent of all stockholders present or represented by proxy at any given meeting. Voting shall be by secret ballot, or if there is no contest for positions on the board, than by voice vote upon motion from the floor for such a vote.

         Section 4. Powers of Directors. The Board of Directors shall have the responsibility for the entire management of the business of this Corporation. In the management and control of the property, business and affairs of the Corporation the Board of Directors is hereby vested with all of the powers possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Utah and with the Articles of Incorporation or with these By-laws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, and what amounts shall be reserved for working capital and for any other purpose, and what amounts shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

         Section 5. Meetings of Directors. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors by vote may determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or any place within or without the State of Utah whenever called by the President, Vice-President, the Treasurer, the Secretary and Assistant Secretary, or two directors, notice thereof being given to each director by the Secretary or an assistant secretary or by the officer calling the meeting, or at any time without formal notice provided all directors are present or those not present shall have at any time

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waived notice thereof. Notice of special meetings stating the time and place thereof shall be given by mailing the same to each director at his residence or business address at least three days prior to the date set for the meeting or by delivering the same to him personally or telegraphing the same to him at his residence or business address not later than 28 hours prior to the day on which the meeting is to be held unless, in case of emergency, the Chairman of the Board of Directors or the President shall prescribe a shorter notice to be given personally or by telegraphing each director at his residence or business address. Such special meeting shall be held at such time and place as that notice thereof or waiver shall specify. The officers of the Corporation shall be elected by the Board of Directors after its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of stockholders and at the same place.

         Section 6. Quorum of Directors. A majority of the members of the Board of Directors as constituted for the time shall constitute a quorum for the transaction of business, but a lesser number not less than two may adjourn any meeting and the meeting may be held adjourned without further notice. When a quorum is present at any meeting, the majority of the members present thereat shall decide any question brought before such meeting except as otherwise provided by law or by these By-laws.

         Section 7. Vacancies. Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law of the Articles of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at the annual meeting or at a special meeting of shareholders called for that purpose.

         Section 8. Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as the director. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent of such action with the person acting as the secretary of the meeting or the adjournment thereof or shall forwarded such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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         Section 10. Formal Action by Directors. Unless otherwise provided by law, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE IV

         Section 1. Officers of the Corporation. The officers of this Corporation shall be a President, a Vice-President or Vice-Presidents, as the case may be, a Secretary and an Assistant Secretary if so required, and a Treasurer. The Board of Directors in its discretion may elect a Chairman of the Board of Directors who, when present, shall preside at all meetings of the Board of Directors and who shall have such other powers as the Board of Directors may from time to time prescribe.

         Section 2. Eligibility of Officers. The President and the Chairman of the Board of Directors need not be stockholders but shall be directors of the Corporation. The Vice-President or Vice- Presidents, Secretary and/or Assistant Secretary, Treasurer and such other officers as may be elected or appointed need not be stockholders or directors of the Corporation. Any person may hold more than one office provided the duties thereof can be consistent performed by the same person; provided, however, that no person shall, at any time, hold the three offices of President or Vice-President and Secretary and Treasurer.

         Section 3. Additional Officers and Agents. The Board of Directors at its discretion may appoint a general manager, one or more assistant treasurers and one or more assistant secretaries and such other officers or agents as may be deemed advisable and prescribe the duties thereof.

         Section 4. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or have been removed in the manner hereinafter provided.

         Section 5. President. The President shall be the chief executive officer of the Corporation and, when present, shall preside at all meetings of the stockholders and, unless a chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors. The President or a Vice-President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements,

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modification of mortgage agreements leases and contract of the Corporation. He shall perform all the duties commonly incident to his office and shall perform such other duties as the Board of Directors shall designate from time to time.

         Section 6. Vice-President of Vice-Presidents. Except as especially limited by vote of the Board of Directors, any Vice-President shall perform the duties and have all the powers of the President during the absence or disability of the President and shall have the power to sign all certificates of stock, bonds, deeds and contracts of the Corporation. He shall perform such other duties and have such other powers as the Board of Directors shall from time to time so designate.

         Section 7. Secretary or Assistant Secretary. The Secretary shall keep accurate minutes of all meeting of the stockholders and of the Board of Directors and shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall from time to time so designate. The secretary shall have power, together with the President of a Vice-president, to sign certificates of stock of the Corporation. In his absence at any meeting an assistant secretary or a secretary pro tempore shall perform his duties thereat. The Secretary, any assistant secretary and any secretary pro tempore shall be sworn to the faithful discharge of their duties.

         Section 8. Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the case and custody of the money, funds, valuable papers, and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President) and shall have and exercise under the supervision of the Board of Directors, all the powers and duties commonly incident to his office and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the directors shall from time to time so designate. The treasurer may endorse for the deposit or collection all checks and notes payable to the Corporation or to its order, may accept drafts on behalf of the Corporation and, together with the President or a vice-president, may sign certificates of stock. He shall keep accurate books of account of the Corporation's transactions which shall be the property of the Corporation and, together with all its property in his possession, shall be subject at all time to the inspection and control of the Board of Directors.

         All checks, drafts, notes or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors shall by general or special resolution direct. The Board of Directors may also in its discretion require by general or special resolutions that checks, drafts, notes and other obligations for the payment of money shall be countersigned or registered

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as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.

         Section 9. Resignations and Removals. Any director or officer of the Corporation may resign at any time by giving written notice to the Corporation, to the Board of Directors, or to the Chairman of the Board, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

         The stockholders at any meeting called for the purpose by vote of a majority of the stock issued and outstanding may remove from office any director or other officer elected or appointed by the stockholders or Board of Directors and elect or appoint his successor. The Board of Directors by vote of not less than a majority of the entire board may remove from office any officer or agent elected or appointed by it.

         Section 10. Vacancies. If the office of any director or officer or agent becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may by vote of a majority of a quorum choose a successor or successors who shall hold office for the unexpired term. If there be no less than a quorum of the directors but at least two directors at the time in office, the directors may by a majority vote choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose unless such vacancy shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

         Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                            CONTRACTS, LOANS, CHECKS
                                  AND DEPOSITS.

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent, or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers agent or agents of the Corporation and in such manner as shall from time to time be determined by a resolution of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may in their sole discretion select.

         Section 5. Nothing contained in this Article shall in any way conflict or in any otherwise hampen the duties and obligations set forth for the Treasurer of this corporation as provided in Article IV, Section 8.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates of Stock. Every stockholder shall be entitled to a certificate or certificates of the common stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors, such shares shall be duly numbered and sealed with the corporate seal of the Corporation and set forth the number and kind of shares. Such certificates shall be signed by the President or Vice-President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary.

         Section 2. Transfer of Stock. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as to the owner of any shares of stock or subordinated convertible debentures shall be entitled to all the rights of ownership with respect to such shares or subordinated convertible debentures. It shall be the duty of every stockholder or registered debenture holder to notify the Corporation of his present post office address.

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         Section 3. Transfer Books. The transfer books of the stock of the
Corporation may be closed for such period, not exceeding 50 days, unless such period of time shall otherwise be limited by these By-laws, by the laws of the State of Utah or by the Articles of Incorporation, in anticipation of stockholders meetings as the Board of Directors may from time to time determine. In lieu of closing the transfer books, the Board of Directors may fix a day not more than 50 days prior to the day of holding any meeting of the stockholders as the day as of which the stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting. The holders of the subordinate convertible debentures shall be responsible for all the duties and obligations under this paragraph and subject to the rights and privileges afforded shareholders under this paragraph and any other paragraph of these By-laws except that the holder of subordinated convertible debenture will have no voting rights in the Corporation.

         Section 4. Loss of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock or a certificate representing a subordinated convertible debenture, a duplicate certificate may be issued upon such terms as the Board of Directors shall from time to time prescribe.

         Section 5. Seal. The seal of this Corporation shall consist of a flat faced circular die with the following words and figures cut or engraved thereon:
ELECTRONIC AGRICULTURAL MACHINERY DEVELOPMENT CORPORATION.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December each year, except that the first year shall run from the date of incorporation until the 31st day of December.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may apply, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX


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                                WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder, or holder of a certificate evidencing ownership of a subordinated convertible debenture, or director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X

                                   AMENDMENTS

         The By-laws of the Corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to or repealed by a vote of the holders of not less than 75 percent of the issued and outstanding capital stock. That the capital stock shall bear a vote on the basis of one vote for each share of stock, and the voting on such resolutions or amendments to these By-laws may take place at any meeting of the stockholders, provided notice of proposed change is given and the notice of the meeting, or notice thereof is waived in writing.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 1. The Board of Directors shall have the power to fix and from time to time change the fiscal year of the Corporation. Unless otherwise fixed by the Board of Directors, the calendar year as state above shall be the fiscal year.
         Section 2. The Board of Directors shall at all times keep themselves informed and take such necessary action as a reasonable, prudent man would do to serve the best interests of the Corporation.


                                     ******


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                    Office of Lt. Governor/Secretary of State
                             CERTIFICATE OF AMENDENT
                                       OF
                       ALTERNATIVE ENERGY RESOURCES, INC.

     I, DAVID S. MONSON, Lt. Governor/Secretary of State of the State of Utah, hereby certify that duplicate originals of the Articles of Amendment to the Articles of Incorporation of ALTERNATIVE ENERGY RESOURCES INC. formerly ZENITH DEVELOPMENT CORPORATIONduly signed and verified pursuant to the provisions of the Utah Business Corporation Act, have been received in my office and are found to conform to law.

     ACCORDINGLY, by virtue of the authority vested in me by law, I hereby issue this Certificate of Amendment to the Articles of Incorporation of ALTERNATIVE ENERGY RESOURCES INC. and attach hereto a duplicate original of the Articles of Amendment.

File No.   #58050

                    N TESTIMONY WHEREOF, I have
                    hereunto set my hand and affixed the Great
                    Seal of the State of Utah at Salt Lake City,

                                      this ________17th_____________day of
                                                   ----
                                      _____April___________, 19XX_80_. A.D.
                                           -----                  --


                                      _________/s/_________________________
                                               ---
                                      Lt. Governor/Secretary of State